Herc Holdings Reports First Quarter Results

- Achieves 15.1% growth in equipment rental revenue over the prior-year period
- Increases dollar utilization by 330 basis points to 35.3% compared to 2017
- Improves net results by $29.1 million to a net loss of $10.1 million
- Increases adjusted EBITDA 35.7% to $132.7 million in 2018
- Raises 2018 adjusted EBITDA guidance to a range of $630 million to $660 million

Bonita Springs, Fla., May 9, 2018 -- Herc Holdings Inc. (NYSE: HRI) ("Herc Holdings" or the "Company") today reported financial results for the quarter ended March 31, 2018. Equipment rental revenue was $369.1 million and total revenues were $431.3 million in the first quarter of 2018, up from $320.6 million and $389.4 million, respectively, for the same period last year. The Company improved results by $29.1 million to a net loss of $10.1 million, or $0.36 per diluted share, in the first quarter of 2018, compared to a net loss of $39.2 million, or $1.39 per diluted share, in the same period in 2017.

Equipment rental revenue increased 15.1%, average fleet at original equipment cost (OEC) increased 3.3% and overall pricing improved 2.8% in the first quarter of 2018 over the prior-year period. Adjusted EBITDA increased 35.7% to $132.7 million in the first quarter compared to $97.8 million in the comparable period in 2017. See page A-4 for a description of the items excluded in calculating adjusted EBITDA.

“Our strong start to 2018 is evidence that our strategy is working," said Larry Silber, president and chief executive officer. "Our first quarter growth in rental revenue of 15.1% reflects the positive impact of our strategic initiatives in driving volume with average OEC fleet on rent increasing 7.1%. Our focus on urban markets and the continued improvement in fleet diversification and mix contributed to the strong year-over-year results. Our customer-focused initiatives have helped increase our business with current customers and supported growth in new local accounts in the quarter. In addition, we are pleased with the progress we are making in improving flow-through so far this year."
First Quarter Highlights

•
Equipment rental revenue in the first quarter of 2018 increased 15.1% or $48.5 million to $369.1 million compared to $320.6 million in the prior-year quarter. The double-digit gain reflected strong rental performance in ProSolutionsTM and ProContractor categories, and increased overall rental revenue in current and new customer accounts.

•
Total revenues increased 10.8% to $431.3 million in the first quarter compared to $389.4 million in 2017. The $48.5 million year-over-year increase in equipment rental revenue was offset by a decline in sales of revenue earning equipment of $7.1 million, primarily related to quarterly timing differences in the disposal of used equipment.

•	Pricing increased 2.8% in the first quarter of 2018, compared to the same period in 2017, and represented the eighth consecutive quarter of year-over-year improvement.

•
Adjusted EBITDA in the first quarter of 2018 increased 35.7% to $132.7 million compared to $97.8 million in the first quarter of 2017. The increase reflected strong rental revenue growth in the quarter, improved flow-through compared to the prior-year period, and strong pricing in the used equipment market.

•
Dollar utilization of 35.3% in the first quarter of 2018 was up 330 basis points compared to the prior-year period, reflecting higher volume and mix related to gains in fleet and customer diversification and improved pricing.

•	Direct operating expenses were $196.0 million in the first quarter of 2018, compared to $168.9 million in the prior-year period, primarily due to higher rental activity, which increased maintenance and transportation costs, and investments in branch operating personnel to support revenue growth.

•
Selling, general and administrative expense decreased to $74.5 million in the first quarter of 2018 compared to $81.1 million in the prior-year period. The decline resulted primarily from a reduction in professional fees and other costs related to the spin-off.

•
Interest expense in the first quarter of 2018 declined to $32.0 million from $37.8 million in the prior year period primarily due to costs related to the partial redemption of the Company's senior secured second priority notes in March 2017.

Capital Expenditures -- Fleet

•
The Company reported net fleet capital expenditures of $29.6 million for the first quarter of 2018. Gross fleet capital expenditures were $82.5 million and disposals were $52.9 million See page A-5 for the calculation of net fleet capital expenditures.

•	As of March 31, 2018, the Company's total fleet was approximately $3.73 billion at OEC, based on the American Rental Association guidelines.

•	Average fleet at OEC increased 3.3% in the first quarter compared to the prior-year period. Average fleet age was approximately 49 months as of March 31, 2018.

2018 Guidance

“Based on the strength of our first quarter results, the positive economic indicators for the general economy, and the strong rental market fundamentals, we are raising our 2018 adjusted EBITDA guidance,” said Silber.
"At the same time, we are focused on initiatives to improve our effectiveness in controlling transportation, maintenance and fuel costs," added Silber. "We recently engaged a major third-party logistics firm to work with our branch network and are in the process of implementing regional fuel purchasing programs. We are also focused on enhancing our working capital position by improving our accounts receivables and other cash generating programs."

The Company raised 2018 adjusted EBITDA guidance and maintained net fleet capital expenditures guidance.

Previous Guidance         Current Outlook

Adjusted EBITDA             $620 million to $655 million         $630 million to $660 million

Net fleet capital expenditures     $525 million to $575 million        $525 million to $575 million

The Company does not provide forward-looking guidance for certain financial measures on a GAAP basis because certain items contained in the GAAP measures, which may be significant, cannot be reasonably estimated, such as restructuring and restructuring related charges, special tax items, gains and losses from asset sales and the ultimate outcome of pending litigation.

Earnings Call and Webcast Information

Herc Holdings' first quarter 2018 earnings webcast will be held today at 8:30 a.m. U.S. Eastern Time. Interested U.S. parties may call +1-877-883-0383 and international participants should call + 1-412-902-6506, using the access code: 5310423. Please dial in at least 10 minutes before the call start time to ensure that you are connected to the call and to register your name and company.

Those who wish to listen to the live conference call and view the accompanying presentation slides should visit the Events and Presentations tab of the Investor Relations section of the Company's website at IR.HercRentals.com. The press release and presentation slides for the call will be posted to this section of the website prior to the call.

A replay of the conference call will be available via webcast on the company website at IR.HercRentals.com, where it will be archived for 90 days after the call. A telephonic replay will be available for one week. To listen to the archived call by telephone, U.S. participants should dial + 1-877-344-7529 and international participants + 1-412-317-0088 and enter the replay access code: 10119496.

About Herc Holdings Inc.

Herc Holdings Inc., which operates through its Herc Rentals Inc. subsidiary, is one of the leading equipment rental suppliers with approximately 275 locations, principally in North America. With over 50 years of experience, we are a full-line equipment rental supplier offering a broad portfolio of equipment for rent. Our classic fleet includes aerial, earthmoving, material handling, trucks and trailers, air compressors, compaction and lighting. Our equipment rental business is supported by ProSolutionsTM, our industry-specific solutions-based services, which includes pumping solutions, power generation, climate control, remediation and restoration, and studio and production equipment, and our ProContractor professional grade tools. Our product offerings and services are aimed at helping customers work more efficiently, effectively and safely. The Company has approximately 4,900 employees. Herc Holdings’ 2017 total revenues were approximately $1.75 billion. All references to “Herc Holdings” or the “Company” in this press release refer to Herc Holdings Inc. and its subsidiaries, unless otherwise indicated. For more information on Herc Holdings and its products and services, visit: www.HercRentals.com.

Certain Additional Information
In this release we refer to the following operating measures:

•	Dollar utilization: calculated by dividing rental revenue by the average OEC of the equipment fleet for the relevant time period.

•
OEC: original equipment cost based on the guidelines of the American Rental Association, which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date).

Forward-Looking Statements

This release contains statements, including those under "2018 Guidance," that are not statements of historical fact, but instead are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on these statements, which speak only as of the date hereof. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those suggested by our forward-looking statements, including:

•
Risks related to material weaknesses in our internal control over financial reporting and the restatement of financial statements previously issued by Hertz Global Holdings, Inc. (in its form prior to the spin-off that effected the separation of the car rental business from us, “Hertz Holdings”), including that: we have identified material weaknesses in our internal control over financial reporting that may adversely affect our ability to report our financial condition and results of operations in a timely and accurate manner, which may adversely affect investor and lender confidence in us and, as a result, the value of our common stock and our ability to obtain future financing on acceptable terms, and we may identify additional material weaknesses; our efforts to design and implement an effective control environment may not be sufficient to remediate the material weaknesses, or to prevent future material weaknesses; such material weaknesses could result in a material misstatement of our consolidated financial statements that would not be prevented or detected; we receive certain transition services from Hertz Rental Car Holding Company, Inc. n/k/a Hertz Global Holdings, Inc. ("New Hertz") pursuant to the transition services agreement covering primarily information technology ("IT") services which impact our control environment and, therefore, our internal control over financial reporting; we continue to expend significant costs and devote management time and attention and other resources to matters related to our internal control over financial reporting; our material weaknesses could expose us to additional risks that could materially adversely affect our ability to execute our strategic plan and our financial position, results of operations and cash flows; any significant disruption or deficiency in the design of or implementing new IT systems, including the migration of systems from New Hertz, could materially adversely affect our ability to accurately maintain our books and records or otherwise operate our business; and Hertz Holdings' restatement has been costly and has resulted in government investigations and other legal actions, and could result in government enforcement actions and private litigation that could have a material adverse impact on our results of operations, financial condition, liquidity and cash flows;

•	Business risks could have a material adverse effect on our business, results of operations, financial condition and/or liquidity, including:

◦
the cyclicality of our business and its dependence on levels of capital investment and maintenance expenditures by our customers; a slowdown in economic conditions or adverse changes in the level of economic activity or other economic factors specific to our customers or their industries, in particular, contractors and industrial customers;

◦
our business is heavily reliant upon communications networks and centralized IT systems and the concentration of our systems creates or increases risks for us, including the risk of the misuse or theft of information we possess, including as a result of cyber security breaches or otherwise, which could harm our brand, reputation or competitive position and give rise to material liabilities;

◦	we may fail to maintain, upgrade and consolidate our IT networks;

◦	we may fail to respond adequately to changes in technology and customer demands;

◦	intense competition in the industry, including from our own suppliers, that may lead to downward pricing or an inability to increase prices;

◦	our success depends on our ability to attract and retain key management and other key personnel, and the ability of new employees to learn their new roles;

◦	we may have difficulty obtaining the resources that we need to operate, or our costs to do so could increase significantly;

◦	any occurrence that disrupts rental activity during our peak periods, given the seasonality of the business, especially in the construction industry;

◦
doing business in foreign countries exposes us to additional risks, including under laws and regulations that may conflict with U.S. laws and those under anticorruption, competition, economic sanctions and anti-boycott regulations;

◦	some or all of our deferred tax assets could expire if we experience an “ownership change” as defined in the Internal Revenue Code;

◦
changes in the legal and regulatory environment that affect our operations, including with respect to taxes, consumer rights, privacy, data security and employment matters, could disrupt our business and increase our expenses;

◦	an impairment of our goodwill or our indefinite lived intangible assets could have a material non-cash adverse impact;

◦
other operational risks such as: any decline in our relations with our key national account customers or the amount of equipment they rent from us; our equipment rental fleet is subject to residual value risk upon disposition, and may not sell at the prices we expect; maintenance and repair costs associated with our equipment rental fleet could materially adversely affect us; we may be unable to protect our trade secrets and other intellectual property rights; we are exposed to a variety of claims and losses arising from our operations, and our insurance may not cover all or any portion of such claims; we may face issues with our union employees; environmental, health and safety laws and regulations and the costs of complying with them, or any change to them impacting our markets, could materially adversely affect us; and strategic acquisitions could be difficult to identify and implement and could disrupt our business or change our business profile significantly;

•
Risks related to the spin-off, which effected our separation from New Hertz, such as: the liabilities we have assumed and will share with New Hertz in connection with the spin-off could have a material adverse effect on our business, financial condition and results of operations; if there is a determination that any portion of the spin-off transaction is taxable for U.S. federal income tax purposes, including for reasons outside of our control, then we and our stockholders could incur significant tax liabilities, and we could also incur indemnification liability if we are determined to have caused the spin-off to become taxable; if New Hertz fails to pay its tax liabilities under the tax matters agreement or to perform its obligations under the separation and distribution agreement, we could incur significant tax and other liability; the loss of the Hertz brand and reputation could materially adversely affect our ability to attract and retain customers; we have limited operating history as a stand-alone public company, and our historical financial information for periods prior to July 1, 2016 is not necessarily representative of the results that we would have achieved as a separate, publicly traded company, and may not be a reliable indicator of our future results; our ability to engage in financings, acquisitions and other strategic transactions using equity securities is limited due to the tax treatment of the spin-off; and the spin-off may be challenged by creditors as a fraudulent transfer or conveyance;

•
Risks related to our substantial indebtedness, such as: our substantial level of indebtedness exposes us or makes us more vulnerable to a number of risks that could materially adversely affect our financial condition, results of operations, cash flows, liquidity and ability to compete; the secured nature of our indebtedness, which is secured by substantially all of our consolidated assets, could materially adversely affect our business and holders of our debt and equity; an increase in interest rates or in our borrowing margin would increase the cost of servicing our debt and could reduce our profitability; and any additional debt we incur could further exacerbate these risks;

•
Risks related to the securities market and ownership of our stock, including that: the market price of our common stock could decline as a result of the sale or distribution of a large number of our shares or the perception that a sale or distribution could occur and these factors could make it more difficult for us to raise funds through future stock offerings; provisions of our governing documents could discourage potential acquisition proposals and could deter or prevent a change in control; and the market price of our common stock may fluctuate significantly; and

•
Other risks and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2017 under Item 1A "Risk Factors," and in our other filings with the Securities and Exchange Commission.

All forward-looking statements are expressly qualified in their entirety by such cautionary statements. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.

Information Regarding Non-GAAP Financial Measures

In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain information in this release which is not calculated according to GAAP (“non-GAAP”), such as adjusted EBITDA. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry.

Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For the definitions of these terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the supplemental schedules that accompany this release.

(See Accompanying Tables)

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In millions, except per share data)

	Three Months Ended March 31,
	2018	2017
Revenues:
Equipment rental	$369.1	$320.6
Sales of revenue earning equipment	47.3	54.4
Sales of new equipment, parts and supplies	11.4	11.5
Service and other revenue	3.5	2.9
Total revenues	431.3	389.4
Expenses:
Direct operating	196.0	168.9
Depreciation of revenue earning equipment	93.3	92.9
Cost of sales of revenue earning equipment	42.0	54.9
Cost of sales of new equipment, parts and supplies	9.0	8.4
Selling, general and administrative	74.5	81.1
Interest expense, net	32.0	37.8
Other income, net	(0.3)	(0.3)
Total expenses	446.5	443.7
Loss before income taxes	(15.2)	(54.3)
Income tax benefit	5.1	15.1
Net loss	$(10.1)	$(39.2)
Weighted average shares outstanding:
Basic	28.4	28.3
Diluted	28.4	28.3
Loss per share:
Basic	$(0.36)	$(1.39)
Diluted	$(0.36)	$(1.39)

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31, 2018	December 31, 2017
ASSETS	(Unaudited)
Cash and cash equivalents	$43.0	$41.5
Receivables, net of allowance	347.0	386.3
Inventory	22.2	23.7
Prepaid and other current assets	24.0	23.0
Total current assets	436.2	474.5
Revenue earning equipment, net	2,435.2	2,374.6
Property and equipment, net	283.1	286.3
Goodwill and intangible assets, net	377.3	374.9
Other long-term assets	42.1	39.4
Total assets	$3,573.9	$3,549.7
LIABILITIES AND EQUITY
Current maturities of long-term debt and financing obligations	$23.7	$25.4
Accounts payable	266.6	152.0
Accrued liabilities	123.4	113.3
Total current liabilities	413.7	290.7
Long-term debt, net	2,054.7	2,137.1
Financing obligations, net	112.2	112.9
Deferred tax liabilities	456.7	462.8
Other long-term liabilities	36.3	35.8
Total liabilities	3,073.6	3,039.3
Total equity	500.3	510.4
Total liabilities and equity	$3,573.9	$3,549.7

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(In millions)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(10.1)	$(39.2)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of revenue earning equipment	93.3	92.9
Depreciation of property and equipment	12.7	10.5
Amortization of intangible assets	1.1	1.2
Amortization of deferred debt and financing obligations costs	1.5	1.6
Stock-based compensation charges	2.8	1.5
Provision for receivables allowance	10.1	10.6
Deferred taxes	(5.1)	(15.1)
(Gain) loss on sale of revenue earning equipment	(5.3)	0.5
Income from joint ventures	(0.5)	(0.6)
Other	2.3	2.2
Changes in assets and liabilities:
Receivables	19.8	2.4
Inventory, prepaid and other assets	(1.8)	(3.4)
Accounts payable	(0.3)	3.6
Accrued liabilities and other long-term liabilities	8.7	21.2
Net cash provided by operating activities	129.2	89.9
Cash flows from investing activities:
Revenue earning equipment expenditures	(82.5)	(56.2)
Proceeds from disposal of revenue earning equipment	52.9	44.7
Non-rental capital expenditures	(14.4)	(17.9)
Proceeds from disposal of property and equipment	1.2	0.5
Net cash used in investing activities	(42.8)	(28.9)
Cash flows from financing activities:
Repayments of long-term debt	—	(123.5)
Proceeds from revolving lines of credit	51.0	173.8
Repayments on revolving lines of credit	(131.6)	(105.0)
Principal payments under capital lease and financing obligations	(4.5)	(3.8)
Debt extinguishment costs	—	(3.7)
Other financing activities, net	0.7	—
Net cash used in financing activities	(84.4)	(62.2)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(0.5)	0.1
Net increase (decrease) in cash, cash equivalents and restricted cash during the period	1.5	(1.1)
Cash, cash equivalents and restricted cash at beginning of period	41.5	31.0
Cash, cash equivalents and restricted cash at end of period	$43.0	$29.9

Supplemental disclosure of non-cash investing activity:
Purchases of revenue earning equipment in accounts payable	$114.9	$63.0
Non-rental capital expenditures in accounts payable	$0.3	$—

HERC HOLDINGS INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
EBITDA AND ADJUSTED EBITDA RECONCILIATIONS
Unaudited
(In millions)

EBITDA and adjusted EBITDA are not recognized terms under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies.

EBITDA and adjusted EBITDA - EBITDA represents the sum of net income (loss), provision (benefit) for income taxes, interest expense, net, depreciation of revenue earning equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain on the disposal of a business and certain other items. Management uses EBITDA and adjusted EBITDA to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company's performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry. However, EBITDA and adjusted EBITDA do not purport to be alternatives to net earnings as an indicator of operating performance. Additionally, neither measure purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. The reconciliation of EBITDA and adjusted EBITDA to net income (loss) is presented below:

	Three Months Ended March 31,
	2018	2017
Net loss	$(10.1)	$(39.2)
Income tax benefit	(5.1)	(15.1)
Interest expense, net	32.0	37.8
Depreciation of revenue earning equipment	93.3	92.9
Non-rental depreciation and amortization	13.8	11.7
EBITDA	123.9	88.1
Restructuring and restructuring related	1.0	0.6
Spin-Off costs	4.9	7.6
Non-cash stock-based compensation charges	2.8	1.5
Other	0.1	—
Adjusted EBITDA	$132.7	$97.8

HERC HOLDINGS INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
NET REVENUE EARNING EQUIPMENT EXPENDITURES
Unaudited
(In millions)

	Three Months Ended March 31,
	2018	2017
Revenue earning equipment expenditures	$82.5	$56.2
Proceeds from disposals of revenue earning equipment	(52.9)	(44.7)
Net revenue earning equipment expenditures	$29.6	$11.5

A-5